CHC GROUP LTD

Computershare

Computershare Trust Company, N.A.
250 Royall Street
Canton Massachusetts 02021
Within USA, US territories & Canada XXX XXX XXXX
Outside USA, US territories & Canada XXX XXX XXXX
www.computershare.com

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 J N T

Primary Subscription Rights 12345678901234

CHC GROUP LTD SUBSCRIPTION RIGHTS OFFERING

THIS SUBSCRIPTION RIGHTS OFFERING (THE "RIGHTS OFFERING") EXPIRES AT , 2014 AT 5:00PM EST, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

CHC Group Ltd, a Cayman Islands exempted company ("CHC"), has distributed to each holder of its ordinary shares, par value $0.0001, owned as of record (each an "Eligible Holder") at October 24, 2014 (the "Record Date"), at no charge, one nontransferable right (each a "Right"), for each ordinary share held as of the Record Date. Each Right entitles an Eligible Holder to purchase 0.001229 shares of new CHC convertible preferred shares ("Preferred Shares") at a subscription price of $1,000.00 per full share (the "Basic Subscription Rights"). Each Right also entitles an Eligible Holder who fully exercises its Basic Subscription Right to subscribe, prior to the Expiration Date, for an additional 0.0016422 Preferred Shares at a subscription price of $1,000.00 per full share, to the extent that 6922767 Holding (Cayman) Inc., CHC's largest shareholder, does not exercise its Basic Subscription Rights (as it has notified CHC that it does not intend to do) (the "Oversubscription Privilege"). The terms and conditions of the Rights Offering are set forth in CHC's Prospectus dated (as it may be amended or supplemented, the "Prospectus"), which is incorporated into this Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of Rights, and is entitled to exercise (i) the Basic Subscription Rights for the number of Preferred Shares shown on this Rights Certificate, and (ii) if the Basic Subscription Rights are exercised by the owner in full, the Oversubscription Privilege for the number of Preferred Shares shown on this Rights Certificate.

THE RIGHTS ARE NON-TRANSFERABLE

The Rights are non-transferable. The Rights will not be listed on any securities exchange or quoted on any automated quotation system.

THE PREFERRED SHARES ARE NON-TRANSFERABLE FOR 8.5 YEARS

The Preferred Shares issued in respect of exercised Subscription Rights may not be transferred for 8.5 years from the date of the initial closing of the private placement described in the Prospectus, which is expected to occur on or about , 2014. CHC cannot assure you that the Preferred Shares will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. The Preferred Shares will bear a legend that states "THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED BEFORE [THE DATE THAT IS 8.5 YEARS FROM THE DATE OF THE INITIAL CLOSING OF THE PRIVATE PLACEMENT]." As a condition to the exercise of the Rights, you hereby agree by exercising the Rights and signing below that you will not transfer, sell or offer for sale the Preferred Shares prior to this date.

SUBSCRIPTION PRICE

The subscription price for the Basic Subscription Rights and the Oversubscription Privilege is $1,000.00 per full share. Fractional shares will not be issued in this Rights Offering. In the event, however, that fractional Preferred Shares result from the exercise of the Basic Subscription Right and the Over-Subscription Privilege, such fractional shares will be eliminated by rounding down to the nearest whole Preferred Share, with the total exercise price being adjusted accordingly.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF PREFERRED SHARES THAT YOU ARE REQUESTING TO PURCHASE TO THE RIGHTS AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00PM EST NOVEMBER 10, 2014

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

1 2 3 4 5 6 7 8 C L S X R T 2 C O Y C

01WZZE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes) IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF RIGHTS: $ _________________I apply for ALL of my entitlement of preferred shares pursuant to the Basic Subscription Right EXAMPLE: If you own 1,000 shares of common stock, your basic subscription right permits the purchase of one Preferred Shares. 1,000 purchase rights * 0.001229 = 1.229 with fractional shares rounded down to the nearest whole number]. (no. of rights) (no. of rights) (no. of new shares) x 0.001229 = x $1,000 = (per share) x $1,000 = (per share) $ _________________ $ _________________ $ _________________Amount of check or money order enclosed IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF RIGHTS: In addition, I apply for additional preferred shares pursuant to the Oversubscription Privilege* IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE: Please disregard this mailing. SECTION 2: SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the Basic Subscription Rights and the Oversubscription Privilege in the Rights Offering. Signature of Subscriber(s) (and address if different than that listed on this Rights Certificate) Telephone number (including area code) * You can only participate in the Oversubscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the Basic Subscription Right. I apply for (see above example for rates and amounts) . Full payment of the exercise price for each Preferred Share you wish to purchase be must be made in U.S. dollars by (1) certified check drawn upon a U.S. bank payable to the Rights Agent, or (2) cashier’s check drawn upon a U.S. bank or express money order payable to the Rights Agent, in each case in accordance with the “Instructions As To Use of CHC Group Ltd. Non-Transferable Subscription Rights Certificates” that accompanied the mailing of the Prospectus. Notwithstanding the foregoing, Eligible Holders who hold shares as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the Rights Agent. Payments of the exercise price for the Preferred Shares will be held in an escrow account until five business days following the Expiration Date, unless CHC withdraws or terminates the Rights Offering. No interest will be paid to you on the funds you deposit with the Rights Agent. You will not receive any interest on the payments held by the Rights Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason. Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A. DELIVERY OF THIS RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. Any questions regarding this Rights Certificate and Rights Offering may be directed to Georgeson Inc., the Information Agent, toll free at (888) 607-6511. You may also contact Lynn Antipas Tyson, VP, Investor Relations, by telephone at (914) 485-1150 or by email at lynn.tyson@chc.ca. Additional information, including the prospectus, is also available for the SEC’s website at http://www.sec.gov or on our website at http://www.chc.gov. By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011 By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021 x $1,000 = (per share)(no. of new shares) x 0.0016422